Exhibit 99.1

Chris Angle

100 Research Drive, Suite 16

Stamford, CT 06906

April 8, 2014

Board of Directors

Classic Rules Judo Championships, Inc.

Gentlemen:

I hereby resign my positions as Chief Executive Officer, President, Chief Financial Officer, Secretary, Director and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company, effective at 11:59 A.M., April 8, 2014. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/Chris Angle
Chris Angle